EXHIBIT 10.3

TENNECO BOARD OF DIRECTORS
RESTRICTED STOCK NOTIFICATION

Date:

___________________
Director

Pursuant to the provisions of the Tenneco Inc. 2006 Long-Term Incentive Plan (as the same may be amended from time to time in accordance with its terms, the “Plan”), you were granted an “Award” of _____________ shares of Common Stock of Tenneco Inc. (“Shares”) as of ______________ (“Grant Date”). The “Restricted Period” applicable to this Award begins on the Grant Date and ends on the six month anniversary of the Grant Date. As used herein the term “Restricted Shares” means any Shares subject to this Award and for which the Restricted Period remains in effect. This Award is subject to all of the definitions, terms and conditions of the Plan, a copy of which is enclosed. In the event of any discrepancy between the provisions of the Plan and this Award or any other communication regarding the Plan, the provisions of the Plan control. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

During the Restricted Period, and until all conditions imposed on the related Restricted Shares are satisfied, such Restricted Shares are restricted in that (i) they will be held by the Company and may not be sold, transferred, pledged or otherwise encumbered, tendered or exchanged, or disposed of, by you unless otherwise provided by the Plan and (ii) they are subject to forfeiture by you under certain circumstances as described herein and in the Plan. However, as long as the Restricted Shares have not been forfeited, during the Restricted Period (a) you will be entitled to receive dividends (which for tax purposes will generally be treated as ordinary compensation) payable on the Restricted Shares, which the Company may require to be reinvested in additional shares of Common Stock subject to the same restrictions as the shares on which such dividends are paid and (b) you may vote the Restricted Shares. If you remain a member of the Board throughout the Restricted Period and all other conditions are satisfied, or if your service on the Board terminates before the termination of the Restricted Period as a result of your normal retirement from the Board (i.e. at age 72), death or total disability, the restrictions on the related Restricted Shares will lapse, and shares of Common Stock in an amount equal to the number of Restricted Shares as to which the restrictions have lapsed will be delivered to you (or your beneficiary), subject to withholding for taxes. Generally, if your service on the Board terminates for any other reason before the expiration of the Restricted Period, you will forfeit the Restricted Shares unless the Committee determines otherwise. You agree that the term “Restricted Shares” shall include any shares or other securities which you may receive or be entitled to receive as a result of the ownership of the original Restricted Shares, whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company, or sale of assets of the Company.

You will generally be taxed on the value of the Restricted Shares on the date the restrictions lapse. You hereby agree that the Restricted Shares shall be held by the Company during the Restricted Period.

All distributions under the Plan, including any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any shares or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations.

Please execute the acknowledgement at the bottom of the enclosed copy of this Award and return the acknowledged copy of this Award to the Human Resources Department of Tenneco Inc. in Lake Forest not later than thirty days from the date on which you receive it. Also enclosed is a form by which you may designate a beneficiary in the event of your death.

ACKNOWLEDGED AND AGREED TO:	TENNECO INC.

Signature	Senior Vice President
Global Human Resources and
Administration

Date